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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 25, 1996



                         HEALTH MANAGEMENT SYSTEMS, INC.



                 401 PARK AVENUE SOUTH, NEW YORK, NEW YORK 10016



                                  212-685-4545


INCORPORATED UNDER THE LAWS OF    COMMISSION FILE NUMBER    I.R.S. EMPLOYER IDENTIFICATION NUMBER
     STATE OF NEW YORK                   0-20946                          13-2770433

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ITEM 5.  OTHER EVENTS.

Effective as of November 25, 1996 (the "Effective Time"), Health Management Systems, Inc. (the "Company") consummated the acquisition of Quality Standards in Medicine, Inc. ("QSM") in accordance with the Agreement and Plan of Merger, as amended (the "Merger Agreement"), by and among the Company, QSM Acquisition Corp. ("Sub"), a wholly owned subsidiary of the Company, and QSM. The common stockholders of QSM approved the Merger Agreement and the transactions contemplated thereby at a Special Meeting of Stockholders held on November 20, 1996. The Merger will be treated as a tax-free reorganization for federal income tax purposes, and will be accounted for utilizing the pooling of interests method of accounting.

Pursuant to the Merger Agreement, QSM merged (the "Merger") with Sub, with the result that QSM became a wholly owned subsidiary of the Company. At the Effective Time, each share of QSM common and preferred stock issued and outstanding immediately prior to the Effective Time, together with all (i) promissory notes issued by QSM which were outstanding immediately prior to the closing date of the Merger (excluding promissory notes issued to the Company evidencing working capital loans made to QSM prior to the Effective Time) and
(ii) common stock purchase warrants issued by QSM which were outstanding immediately prior to the Closing Date were converted into an aggregate of 260,000 shares of common stock, $.01 par value per share, of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C) EXHIBITS

                  99 Press Release of Health Management Systems, Inc. relating to the consummation of the merger with Quality Standards in Medicine, Inc.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          HEALTH MANAGEMENT SYSTEMS, INC.




                                          By: /s/  Phillip Siegel
                                              ---------------------------------
                                                   Phillip Siegel
                                                   Vice President and Chief
                                                   Financial Officer


Date:  December 11, 1996


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
------

 99 Press Release of Health Management Systems, Inc. relating to the consummation of the merger with Quality Standards in Medicine, Inc.


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